Exhibit 99.1

Ichor Announces Preliminary Fourth Quarter 2019 Financial Results and View for First Quarter 2020;

as Well as Timing of Q4 Conference Call

FREMONT, CA. — January 13, 2020 — Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced preliminary results for the fourth quarter of 2019.

For the fourth quarter of 2019, Ichor expects to report:

•	Revenue of approximately $189 million, up 22% over the third quarter of 2019 and at the high end of the guidance range; and
•	Positive cash flows from operations, with total cash of approximately $61 million at year-end 2019 and total debt of approximately $181 million.

For the first quarter of 2020, Ichor expects continued sequential revenue growth over the fourth quarter of 2019, with total sales currently expected to be in the range of $210 to 230 million.

Fourth Quarter 2019 Earnings Conference Call Information

Ichor will conduct a conference call to discuss its fiscal fourth quarter and full year 2019 results and business outlook on February 5th, 2020, at 2:00pm Pacific time. After the close of the market on February 5th, Ichor will issue an earnings press release. The press release will be available on Ichor's website at www.ichorsystems.com.

To listen to the live webcast of the conference call, please visit the investor relations section of Ichor's website at ir.ichorsystems.com or go to the live link at https://webcasts.eqs.com/ichorholdings20200205/en. After the event, the on-demand webcast will be available at the same link. To listen to the conference call live via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), Meeting Number: 13697751.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers, as well as certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. Ichor is headquartered in Fremont, CA. www.ichorsystems.com.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding financial results for the fiscal fourth quarter of 2019, which are subject to adjustment in connection with the year-end audit and preparation of our annual report on Form 10‑K, expected sales for the first quarter of 2020, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (10)  dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.